UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 16, 2005

(Date of earliest event reported)

CRITICAL PATH, INC.

(Exact name of registrant as specified in its charter)

California	000-25331	91-1788300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 The Embarcadero, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(415) 541-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In March 2005, Critical Path executives James Clark, Mark Palomba, Michael Serbinis, Barry Twohig and Michael Zukerman each adopted stock trading plans in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934 and Critical Path’s policies regarding stock transactions. These stock trading plans were adopted in connection with a grant of restricted stock made to each executive in November 2004. The executive officers adopted these stock trading plans in order to enable the executive, through the non-discretionary sale of a portion of the vested shares, to cover the tax liability incurred upon vesting of the shares.

Under the terms of these previously disclosed restricted stock grants, shares vest every 6 months over a two year period. As each block of shares vests, the executive incurs a tax liability on the value of the vested shares on the vest date. These plans were established well in advance of any trade, and the trades occur at a pre-arranged time in a non-discretionary manner.

On May 13, 2005 each executive filed a Form 4 which disclosed non-discretionary sales made under these plans. The company anticipates that future such sales will be made in accordance with the terms of the Rule 10b5-1 plans every 6 months as shares vest under each executive’s restricted stock grant. The executive officers intend to disclose these sales publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRITICAL PATH, INC.

Date: May 16, 2005	By	/s/ MICHAEL J. ZUKERMAN
	Name:	Michael J. Zukerman
	Title:	Executive Vice President and General Counsel

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